Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
With Respect to
4.250% Senior Notes Due 2016
5.950% Senior Notes Due 2021
of
Bancolombia S.A.

This form must be used by a holder of unregistered 4.250% Senior Notes Due 2016 (the “Old 2016 Notes”) and by a holder of unregistered 5.950% Senior Notes Due 2021 (the “Old 2021 Notes”) of Bancolombia S.A. (the “Company”), who wishes to tender Old 2016 Notes and Old 2021 Notes (collectively referred to as the “Old Notes”) to the Exchange Agent in exchange for the Company’s 4.250% Senior Notes Due 2016 (the “New 2016 Notes”) and the Company’s 5.950% Senior Notes Due 2021 (the “New 2021 Notes”), which have been registered under the Securities Act of 1933, as amended, pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Guaranteed Delivery Procedures” of the prospectus, dated          , 2011 (the “Prospectus”), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offers. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

The Company has filed a registration statement to register the New 2016 Notes and the New 2021 Notes (collectively referred to as the “New Notes”) under the Securities Act of 1933, as amended. The Company will not accept for exchange any Old Notes until the registration statement has become effective under the Securities Act of 1933, as amended.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2011 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OR, IF NOT YET ACCEPTED FOR EXCHANGE, AFTER THE EXPIRATION OF FORTY BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER.

The Exchange Agent:

[Company]

By Mail, Hand Delivery or Overnight Courier:	By Facsimile Transmission:
[Company] [Address] Attention: [ • ]	(212) [ • ] Attention: [ • ] Confirm by Telephone (212) [ • ]

For Information Call: (212) [ • ]

Delivery of this instrument to all address other than as set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and the Letter of Transmittal are completed.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned understands that tenders of Old Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after the Expiration Date except as described below. Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date or if the Exchange Offer is terminated or as otherwise provided in the Prospectus. Additionally, tenders of any Old Notes that have not yet been accepted for exchange may be withdrawn after the expiration of forty business days from the commencement of the Exchange Offer.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

The undersigned hereby tenders the Old 2016 Notes listed below:

Depository Trust Company	Aggregate Principal Amount	Aggregate Principal
Account No.	Represented	Amount Tendered

The undersigned hereby tenders the Old 2021 Notes listed below:

Depository Trust Company	Aggregate Principal Amount	Aggregate Principal
Account No.	Represented	Amount Tendered

PLEASE SIGN AND COMPLETE

Signature of Authorized Signatory:

Date: , 2011

Name of Tendering Institution:

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This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as the name(s) appear(s) on a security position listing as the owner of Old Notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity (Full Title):

Address(es):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a member of the New York Stock Exchange Medallion Signature Program or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with a confirmation of the book-entry transfer of the Old Notes tendered hereby into the Exchange Agent’s account at the Depository Trust Company pursuant to the procedures described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures” and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:	Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.:	Date: , 2011

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.  The signature on this Notice of Guaranteed Delivery must correspond with the name shown on the security position listing as the owner of the Old Notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of such person’s authority to so act.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.  Questions and requests for assistance and requests for additional copies of the Prospectus or Letter of Transmittal may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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